Exhibit 99.1

PRESS RELEASE

Blackbaud Resolves Multi-State Attorneys General Investigation of 2020 Security Incident
Blackbaud Continues to Strengthen Cybersecurity Program
Charleston, S.C. (October 5, 2023) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced it has reached a settlement with 49 state Attorneys General and the District of Columbia related to the previously disclosed multi-state investigation of its 2020 security incident.

“At Blackbaud, protecting customers’ and their constituents’ privacy has always been, and will continue to be, one of our most important priorities,” said Mike Gianoni, president and CEO, Blackbaud. “Cyber-attacks are always evolving, so we are continually strengthening our cybersecurity and compliance programs to ensure our resilience in an ever-changing threat landscape. We are pleased to fully resolve this matter and proud of our role as the essential software provider for purpose-driven organizations.”

With this resolution, Blackbaud has agreed to pay a total of $49.5 million to the 49 states and District of Columbia. In addition, Blackbaud has agreed to comply with applicable laws, not to make misleading statements related to its data protection, privacy, security, confidentiality, integrity, breach notification requirements and similar matters and to implement and improve certain cybersecurity programs and tools.

The settlement amount was fully accrued as a contingent liability in the company’s financial statements as of June 30, 2023. Blackbaud expects to pay the full settlement to each state and the District of Columbia in October 2023 from its existing liquidity. This settlement does not impact Blackbaud's previously provided 2023 financial guidance.

Additional details can be found in Blackbaud’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.

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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks

PRESS RELEASE
associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.